Report of Independent
Registered Public Accounting
Firm

To the Board of Directors and
Shareholders of The Glenmede
Fund, Inc.:

In our opinion, the accompanying
statements of assets and
liabilities, including the schedules
of portfolio investments, and the
related statements of operations,
of changes in net assets and of
cash flows, as applicable, and the
financial highlights present fairly,
in all material respects, the
financial position of the
Government Cash Portfolio, Tax-
Exempt Cash Portfolio, Core Fixed
Income Portfolio, Strategic Equity
Portfolio, Small Cap Equity
Portfolio, Mid Cap Equity
Portfolio, Large Cap Value
Portfolio, U.S. Emerging Growth
Portfolio, Large Cap Core
Portfolio, Large Cap Growth
Portfolio, Long/Short Portfolio,
Total Market Portfolio, Secured
Options Portfolio, International
Secured Options Portfolio, and
International Portfolio
(constituting The Glenmede Fund,
Inc., hereafter referred to as the
"Fund") at October 31, 2015, the
results of each of their operations
and their cash flows, as
applicable, for the year then
ended, the changes in their net
assets for each of the two years in
the period then ended and the
financial highlights for each of the
periods indicated, in conformity
with accounting principles
generally accepted in the United
States of America.  These financial
statements and financial
highlights (hereafter referred to as
"financial statements") are the
responsibility of the Fund's
management. Our responsibility is
to express an opinion on these
financial statements based on our
audits.  We conducted our audits
of these financial statements in
accordance with the standards of
the Public Company Accounting
Oversight Board (United States).
Those standards require that we
plan and perform the audit to
obtain reasonable assurance about
whether the financial statements
are free of material misstatement.
An audit includes examining, on a
test basis, evidence supporting the
amounts and disclosures in the
financial statements, assessing the
accounting principles used and
significant estimates made by
management, and evaluating the
overall financial statement
presentation.  We believe that our
audits, which included
confirmation of securities at
October 31, 2015 by
correspondence with the
custodian and brokers, and the
application of alternative auditing
procedures where securities
purchased had not been received,
provide a reasonable basis for our
opinion.


PricewaterhouseCoopers LLP


December 22, 2015